
<ARTICLE> 5
<LEGEND>
This schedule is for Cash Plus 2 contains summary financial information extracted from the financial statements for the quarter ended June 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                       7,962,398<F1>
<SECURITIES>                                 9,202,834
<RECEIVABLES>                                  305,043
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               108,252
<PP&E>                                      80,930,036<F2>
<DEPRECIATION>                            (15,593,128)
<TOTAL-ASSETS>                              82,915,435
<CURRENT-LIABILITIES>                          669,561
<BONDS>                                              0
<COMMON>                                    82,245,874<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                82,915,435
<SALES>                                      4,196,664<F4>
<TOTAL-REVENUES>                             4,196,664
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,365,606<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,831,058
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes cash in bank accounts of $4,740,041 and short term investments of
$3,222,357.
<F2>Includes multi-family complex of $10,188,443, retail centers of $49,804,337 and investment in J.V. of $20,937,256.
<F3>Equity of General Partners $(317,537), Limited Partners of $82,563,411.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership
<F6>Net income allocated $36,621 to the General Partners and $1,794,437 to the
Limited Partners.  Average net income is $.24 on 7,499,818 units outstanding.

